                                                                      EXHIBIT 99

                           [MACKINAC FINANCIAL LOGO]

                            CORRECTED PRESS RELEASE


For Release:  October 31, 2005
NASDAQ:       MFNC
Contact:      Investor Relations at (800) 200-7032
Website:      www.bankmbank.com


                         MACKINAC FINANCIAL CORPORATION
        REPORTS THIRD QUARTER 2005 AND NINE MONTHS RESULTS OF OPERATIONS


(Manistique, Michigan) - Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the "Bank") today announced a third quarter 2005 loss of $.518 million, or $.15 per share, compared to a loss of $761 thousand, or $2.17 per share for the third quarter of 2004. The loss for the nine months amounted to $6.336 million, or $1.85 per share, compared to a loss of $4.028 million, or $11.48 per share, in the nine months ended September 30, 2004. The results of operations for the first nine months of 2005 include a penalty of $4.320 million on the prepayment of $48.555 million of the FHLB borrowings. Excluding this prepayment penalty, the net loss in the first nine months of 2005 amounted to $2.016 million. Weighted average shares in the three months and nine months ended September 30, 2005 totaled 3,428,695 compared to 350,958 weighted average shares outstanding for the same periods in 2004.

Paul Tobias, Chairman and Chief Executive Officer commented, "In the third quarter of 2005 we continued to show steady progress in the execution of our business plan. Loan demand remained strong which has resulted in growth of our loan portfolio by $14.630 million since year-end despite experiencing an unusual level of payouts and refinancing of approximately $36.9 million. Net loan growth in the third quarter amounted to $13.959 million, after net growth of $9.672 million in the second quarter and a net decline of $9.001 million in the first quarter. We have a good pipeline of diversified loans that we expect to close in the near term and look forward to continued strong loan demand. In the third quarter, we launched a bank-wide advertising campaign designed to reintroduce mBank to the banking community. The results of the campaign were encouraging with 612 new accounts and $8.1 million in deposits."

Total assets of the Corporation at September 30, 2005 were $280.590 million, down 17.35 percent from the $332.2 million in total assets reported at September 30, 2004. Third quarter-end total assets were down 4.4 percent from the $339.497 million of total assets at year-end 2004. The balance sheet totals at September 30, 2005 reflect the reduction in assets from the planned reduction in short term investments to pay down FHLB borrowings which occurred in the first quarter of 2005.

Total loans at the end of the third quarter of 2005 increased $14.630 million, or 7.17 percent from year-end 2004 total loans of $203.832 million. During the first nine months of 2005, mBank generated $71.9 million in new loans. This growth was partially offset by the unusual level, $36.9 million, of loan payoffs mentioned previously along with normal loan amortization of $20.4 million.

Total deposits of $213.268 million at September 30, 2005 were down
$2.382 million, or 1.10 percent from year-end 2004 deposits of $215.650 million. The Bank experienced decreases in deposits during the first nine months of

2005 largely due to maturing internet deposits which amounted to $13.165 million Mr. Tobias added, "We have made good progress thus far this year re-branding the bank and developing a marketing campaign to help our talented branch team introduce our revised product line to our customers. We are pleased with the momentum following our rollout and are experiencing growth in our customer base. As we continue to build core deposits, we will continue reducing internet sourced deposit balances." Another step in the execution of our strategic plan is the opening or our new full service banking office in Birmingham, Michigan, which we anticipate later in the month of October.

The Bank's credit quality has improved dramatically in the past twelve months with nonperforming loans, as a percent of loans, at 1.79% compared to 3.16% at September 30, 2004. Nonperforming assets, which amounted to $6.037 million, or 1.78% of assets at December 31, 2004, were reduced to $3.905 million, 1.39% of assets at September 30, 2005. Tobias, commenting on credit quality stated, "We have a strong credit culture that has allowed mBank to identify and remove the old problem loans and book new loans with confidence. This credit culture, anchored by a committee system, encourages our lending staff to concentrate on high quality loan production and is expected to reduce operating expense in future periods."

Shareholders' equity at September 30, 2005 totaled $27.9 million, or $8.14 per share. The Corporation is well capitalized with Tier 1 capital in excess of 9.83% and total risk-based capital in excess of 13.28%.

Tobias concluded, "We are pleased with our progress and look forward to the opening of our new full service branch in Birmingham in the very near future. We will also complete a full data processing conversion in the fourth quarter, which will provide the system capabilities of a large banking organization and will give us a competitive advantage in securing new relationships for mBank. We welcome the many challenges ahead and look forward to returning the Corporation to profitability."

Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 12 branches in Northern Michigan and a commercial banking office in Bloomfield Hills, Michigan. The Company's banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition form traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                          SELECTED FINANCIAL HIGHLIGHTS
================================================================================

(Dollars in thousands, except per share data) *                                               For The Period Ended
                                                                             -------------------------------------------------------
                                                                             September 30,         December 31,      September 30,
                                                                                2005                  2004               2004
                                                                             -------------------------------------------------------
                                                                             (Unaudited)                               (Unaudited)
SELECTED FINANCIAL CONDITION DATA (AT END OF PERIOD):

Total assets                                                                 $   280,590          $  339,497         $   332,152
Total loans                                                                      218,462             203,832             221,595
Total deposits                                                                   213,268             215,650             223,110
Borrowings and subordinated debentures                                            36,417              85,039              98,045
Total shareholders' equity                                                        27,900              34,730               6,471

SELECTED STATEMENTS OF INCOME DATA (NINE MONTHS AND YEAR ENDED):
Net interest income                                                          $     7,100          $    8,238         $     6,338
Loss before taxes                                                                 (6,306)             (1,448)             (4,028)
Net loss                                                                          (6,336)             (1,595)             (4,028)
Loss per common share - Basic                                                      (1.85)              (3.23)             (11.48)
Loss per common share - Diluted                                                    (1.85)              (3.23)             (11.48)

THREE MONTHS ENDED

Net interest income                                                          $     2,507          $    1,900         $     1,860
Income (loss) before taxes                                                          (488)              2,580                (761)
Net income (loss)                                                                   (518)              2,433                (761)
Income (loss) per common share - Basic                                              (.15)               8.25               (1.85)
Income (loss) per common share - Diluted                                            (.15)               8.25               (1.85)

SELECTED FINANCIAL RATIOS AND OTHER DATA (NINE MONTHS AND YEAR ENDED):
PERFORMANCE RATIOS:

Net interest margin                                                                 3.79%               2.57%               2.25%
Efficiency ratio                                                                  112.11              103.05              120.66
Return on average assets                                                            (.73)               (.44)               (.87)
Return on average equity                                                           (7.31)             (18.64)             (49.53)

Average total assets                                                         $   280,506          $  365,024         $   346,978
Average total shareholders' equity                                           $    28,112          $    8,555         $     6,096
Average loans to average deposits ratio                                            99.33%              97.40%              96.00%

COMMON SHARE DATA (AT END OF PERIOD):
Market price per common share                                                $     10.99          $    17.97         $     21.00
Book value per common share                                                  $      8.14          $    10.13         $     18.44
Common shares outstanding                                                      3,428,695           3,428,695             350,958

OTHER DATA (AT END OF PERIOD):
Allowance for loan losses                                                    $     6,589          $    6,966         $    10,720
Non-performing assets                                                        $     3,905          $    6,037         $    11,655
Allowance for loan losses to total loans                                            3.02%               3.42%               4.84%
Non-performing assets to total assets                                               1.39%               1.78%               3.51%
Number of:
   Branch locations                                                                   12                  12                  15


* Historical per share data has been adjusted for the 20:1 reverse stock split distributed in December 2004.

                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
================================================================================


(Dollars in thousands, except per share data)                                  September 30,  December 31,   September 30,
                                                                                   2005           2004           2004
                                                                               -------------  ------------   -------------
                                                                                (Unaudited)                   (Unaudited)
ASSETS
  Cash and due from banks                                                      $       5,333  $      4,230   $       8,210
  Federal funds sold                                                                   4,849        39,848          12,318
                                                                               -------------  ------------   -------------
     Cash and cash equivalents                                                        10,182        44,078          20,528


  Interest-bearing deposits in other financial
   institutions                                                                        1,282        18,535           6,126
  Securities available for sale                                                       35,506        57,075          67,502
  Federal Home Loan Bank stock                                                         4,855         4,754           4,704
                                                                               -------------  ------------   -------------
  Total loans                                                                        218,462       203,832         221,595


     Allowance for loan losses                                                        (6,589)       (6,966)        (10,720)
                                                                               -------------  ------------   -------------
  Net loans                                                                          211,873       196,866         210,875



  Premises and equipment                                                              11,268        10,739          10,927
  Other real estate held for sale                                                      1,948         1,730           4,650
  Other assets                                                                         3,676         5,720           6,840
                                                                               -------------  ------------   -------------
     Total assets                                                              $     280,590  $    339,497   $     332,152
                                                                               =============  ============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
     Non-interest-bearing deposits                                             $      19,690  $     20,956   $      23,036
     Interest-bearing deposits                                                       193,578       194,694         200,074
                                                                               -------------  ------------   -------------
       Total deposits                                                                213,268       215,650         223,110


  Borrowings                                                                          36,417        85,039          85,595

  Subordinated debentures                                                                 --            --          12,450
  Other liabilities                                                                    3,005         4,078           4,526
                                                                               -------------  ------------   -------------
     Total liabilities                                                               252,690       304,767         325,681

  Shareholders' equity:
     Preferred stock - No par value:
      Authorized 500,000 shares, no shares outstanding                                    --            --              --
     Common stock - No par value:
      Authorized 18,000,000 shares
      Issued and outstanding - 3,428,695,
      3,428,695 and 350,958 respectively                                              42,335        42,335          16,175
      Accumulated deficit                                                            (14,357)       (8,097)        (10,530)
      Accumulated other comprehensive income                                             (78)          492             826
                                                                               -------------  ------------   -------------

      Total shareholders' equity                                                      27,900        34,730           6,471
                                                                               -------------  ------------   -------------

     Total liabilities and shareholders' equity                                $     280,590  $    339,497   $     332,152
                                                                               =============  ============   =============



                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================

(Dollars in thousands, except per share data)                          Three Months Ended                   Nine Months Ended
                                                                 -------------------------------     -------------------------------
                                                                 September 30,     September 30,     September 30,     September 30,
                                                                     2005              2004              2005              2004
                                                                 -------------     -------------     -------------     -------------
                                                                  (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
Interest income:
     Interest and fees on loans:
          Taxable                                                 $     3,547       $     3,341       $     9,807       $    11,206
          Tax-exempt                                                      222               276               694               919
     Interest on securities:
          Taxable                                                         282               612             1,178             1,884
          Tax-exempt                                                       42                42               126               128
     Other interest income                                                324               137               470               400
                                                                  -----------       -----------       -----------       -----------
          Total interest income                                         4,270             4,408            12,275            14,537
                                                                  -----------       -----------       -----------       -----------
Interest expense:
     Deposits                                                           1,338             1,246             3,666             4,289
     Borrowings                                                           425             1,302             1,509             3,554
     Subordinated debentures                                               --                --                --               356
                                                                  -----------       -----------       -----------       -----------
          Total interest expense                                        1,763             2,548             5,175             8,199
                                                                  -----------       -----------       -----------       -----------

Net interest income                                                     2,507             1,860             7,100             6,338
Provision for loan losses                                                  --                --                --                --
                                                                  -----------       -----------       -----------       -----------
Net interest income after provision for loan losses                     2,507             1,860             7,100             6,338
                                                                  -----------       -----------       -----------       -----------

Other income:
     Service fees                                                         137               225               470               805
     Loan and lease fees                                                    5                 4                                  13
     Net security gains (losses)                                           (1)               --                96                --
     Net gains on sale of loans                                            17                11                37                31
     (Loss) on sale of branches                                            --              (132)               --                --
     Other                                                                 96               116               194               744
                                                                  -----------       -----------       -----------       -----------
          Total other income                                              254               224               808             1,593
                                                                  -----------       -----------       -----------       -----------

Other expenses:
     Salaries and employee benefits                                     1,555             1,302             4,665             4,155
     Furniture and equipment                                              133               247               430               819
     Occupancy                                                            275               193               748               740
     Data processing                                                      234               282               726               985
     Accounting, legal, and consulting fees                               204               419               750             1,397
     Loan and deposit                                                     153               296               696             1,389
     Telephone                                                             66                83               203               315
     Advertising                                                          314                 9               696                52
     Penalty on prepayment of FHLB borrowings                              --                --             4,320                --
     Other                                                                315                14               980             2,107
                                                                  -----------       -----------       -----------       -----------

          Total other expenses                                          3,249             2,875            14,214            11,959
                                                                  -----------       -----------       -----------       -----------

Loss before provision for income taxes                                   (488)             (761)           (6,306)           (4,028)
Provision for income taxes                                                 30                --                30                --
                                                                  -----------       -----------       -----------       -----------

Net loss                                                          $      (518)      $      (761)      $    (6,336)      $    (4,028)
                                                                  ===========       ===========       ===========       ===========
Loss per common share:
     Basic                                                        $      (.15)      $     (2.17)      $     (1.85)      $    (11.48)
                                                                  ===========       ===========       ===========       ===========
     Diluted                                                      $      (.15)      $     (2.17)      $     (1.85)      $    (11.48)
                                                                  ===========       ===========       ===========       ===========


                 MACKINAC FIANCIAL CORPORATION AND SUBSIDIARIES
                        LOAN PORTFOLIO AND CREDIT QUALITY
================================================================================

(Dollars in thousands)


LOAN PORTFOLIO BALANCES (AT END OF PERIOD):

                                     September 30,    December 31,   September 30,
                                          2005            2004           2004
                                     -------------   -------------   -------------
COMMERCIAL LOANS

Hospitality and tourism              $      40,424   $      52,659   $      54,780
Gaming                                       9,331          14,310          14,932
Petroleum                                    6,971           7,718
Forestry                                     5,564           2,245
Other                                       97,436          76,133         104,423
                                     -------------   -------------   -------------
   Total Commercial Loans                  159,726         153,065         174,135

1-4 family residential real estate          42,490          45,292          44,365
Consumer                                     2,108           2,379           2,646
Construction                                14,138           3,096             449
                                     -------------   -------------   -------------

   Total Loans                       $     218,462   $     203,832   $     221,595
                                     =============   =============   =============




CREDIT QUALITY (AT END OF PERIOD):


                                         September 30,     December 31,    September 30,
                                             2005              2004            2004
                                         -------------    -------------    -------------
NONPERFORMING ASSETS
Nonaccrual loans                         $       1,957    $       4,307    $       6,862
Loans past due 90 days or more                       -                -              143
Restructured loans                                   -                -                -
                                         -------------    -------------    -------------
   Total nonperforming loans                     1,957            4,307            7,005
Other real estate owned                          1,948            1,730            4,650
                                         -------------    -------------    -------------
   Total nonperforming assets            $       3,905    $       6,037    $      11,655
                                         =============    =============    =============
Nonperforming loans as a % of loans               1.79%            2.11%            3.16%
                                         -------------    -------------    -------------
Nonperforming assets as a % of assets             1.39%            1.78%            3.51%
                                         -------------    -------------    -------------
RESERVE FOR LOAN LOSSES:
At period end                            $       6,589    $       6,966    $      10,720
                                         -------------    -------------    -------------
As a % of loans                                   3.02%            3.42%            4.84%
                                         -------------    -------------    -------------
As a % of nonperforming loans                   336.69%          161.74%          153.03%
                                         -------------    -------------    -------------
As a % of nonaccrual loans                      336.69%          161.74%          156.22%
                                         =============    =============    =============

CHARGE-OFF INFORMATION:
   Average loans                         $     202,381    $     244,730    $     253,414
                                         -------------    -------------    -------------
   Net charge-offs                       $         377    $      15,039           11,285
                                         -------------    -------------    -------------
   Charge-offs as a % of average loans             .19%            6.15%            4.45%
                                         -------------    -------------    -------------

                         MACKINAC FINANCIAL CORPORATION

                           QUARTERLY FINANCIAL SUMMARY

(Dollars in thousands, except per share data) *


                                                     Average    Return on Average
                    Average   Average   Average   Shareholders' -----------------  Net Interest  Efficiency  Net Income   Book Value
Quarter Ended       Assets    Loans     Deposits     Equity     Assets    Equity      Margin       Ratio      Per Share   Per Share
-------------       ------    -----     --------     ------     ------    ------   ------------  ---------- -----------   ---------


September 30, 2005  $280,506  $209,795  $211,197    $ 28,112     (.73)%   (7.39)%        3.79%     112.11%     $(.15)      $ 8.14

June 30, 2005        277,754   197,545   206,875      28,879     (.83)    (8.01)         3.67      119.07       (.17)        8.32

March 31, 2005       296,856   199,703   209,035      30,692    (7.16)   (69.25)         3.21      300.96      (1.53)        8.42

December 31, 2004    327,543   218,962   211,685       8,455     2.95    114.17          2.48       71.83       8.25        10.13

September 30, 2004   346,078   226,951   236,418       6,096     (.87)   (49.53)         2.25      120.66      (2.17)       18.44

June 30, 2004        372,246   244,515   260,031       7,628    (1.72)   (84.13)         2.28      146.88      (4.56)       16.77




* Historical per share data has been adjusted for the 20:1 reverse stock split distributed in December 2004.